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                                                                 Exhibit (23)(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-32229, 333-58686), S-3 (Nos. 333-125553,
333-52560, 333-27849, 333-74958, 333-45556, 333-37241), and S-4 (Nos. 33-60007,
33-55805) of CMS Energy Corporation of our report dated February 20, 2006 relating to the financial statements, and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Midland Cogeneration Venture L.P., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 20, 2006